Exhibit 99.B(p)(40)

TIMBERLINE ASSET MANAGEMENT LLC

CODE OF ETHICS

DECEMBER 31, 2013

TIMBERLINE ASSET MANAGEMENT LLC

CODE OF ETHICS

TABLE OF CONTENTS

VII. INTRODUCTION	1

VIII. DEFINITIONS	1

IX. LEGAL REQUIREMENT	2

X. GENERAL PRINCIPLES	3

XI. SUBSTANTIVE RESTRICTIONS	3

XII. PRECLEARANCE AND REPORTING	5

XIII. MONITORING AND ENFORCEMENT	7

XIV. REPORTS TO ADVISORY CLIENT BOARD	7

XV. RECORD KEEPING	7

XVI. SCHEDULE I — “ACCESS PERSONS”	9

XVII. SCHEDULE II — AFFILIATED FUNDS	1

XVIII. EXHIBIT A: INITIAL/ANNUAL SECURITIES HOLDING REPORT	1

XIX. EXHIBIT B: SAMPLE LETTER TO SEND TO YOUR BROKER TO REQUEST DUPLICATE ACCOUNT INFORMATION	3

XX. EXHIBIT C: QUARTERLY SECURITIES TRANSACTION REPORT	4

XXI. EXHIBIT D: CERTIFICATE OF COMPLIANCE	5

XXII. EXHIBIT E: REQUEST FOR APPROVAL OF OUTSIDE PRIVATE INVESTMENTS & EMPLOYMENT ACTIVITIES	6

I

TIMBERLINE ASSET MANAGEMENT LLC

CODE OF ETHICS

I.VII. Introduction

Timberline Asset Management LLC ( the “Adviser”), is registered with the U.S. Securities and Exchange Commission (“SEC”) and has adopted this Code of Ethics (“Code”) pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Rule 204A-1”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”). The Code sets forth standards of business conduct that the Adviser expects of persons employed by, working with the Adviser, and others designated by the Chief Compliance Officer.

This Code is applicable to all officers, directors, employees of the Adviser, persons who have access to nonpublic information regarding Advisory Client purchases and sales of securities or any person providing investment advice on behalf of the Adviser and subject to the supervision and control of the Adviser, as well as any temporary personnel working with such persons in the Adviser’s offices (such as independent contractors or consultants), all Access Persons and any other persons designated by the Compliance Officer. Such persons are referred to throughout this Code as “Supervised Persons.”

The Adviser expects our Supervised Persons to put the interests of our Advisory Clients first and foremost in their business dealings and day-to-day activities.

II.VIII. Definitions

“1940 Act” - means the Investment Company Act of 1940, as amended.

“Access Person” - means the individuals set forth on Schedule I hereto, as such schedule may be amended from time to time. An “Access Person” also includes any employee, temporary personnel, independent contractors or consultants, director, officer of the Adviser or an employee who, in connection with his or her regular functions or duties, makes, participates in, or has the ability to obtain information regarding the purchase or sale of a Covered Security by an Advisory Client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales. In addition, any individual in a control relationship to the Adviser who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of Covered Securities is also an “Access Person.”

“Advisers Act” - means the Investment Advisers Act of 1940, as amended

“Advisory Client” means any person or entity to whom the Adviser provides investment advisory services for compensation.

“Affiliated Funds” — means any of the open-end funds listed on Schedule II attached hereto (as updated from time to time), each of which is a Covered Security as defined below and subject to the pre-clearance requirements of this Code.

“Beneficial Ownership” means, with respect to a security, having a direct or indirect pecuniary interest in such security. For purposes of this Code, Beneficial Ownership shall be interpreted in accordance to Rule 204A-1(e)(3) under the Act. For the avoidance of doubt, Beneficial Ownership is presumed where securities and accounts are held in the name of a spouse or domestic partner or any other family member living in the same household, including but not limited to children, parents, grandparents and siblings. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

“Code” - shall have the meaning set forth in the Introduction.

“Adviser” - shall have the meaning set forth in the Introduction.

“Compliance Officer” — refers to the person designated as the Chief Compliance Officer by the Adviser from time to time.

“Confidential Information” - means information derived from any source (whether in the course of employment with the Adviser or otherwise) that is not known to have been publicly disseminated, e.g. disclosed in a press release, a major news publication, or public disclosure documents such as prospectuses or other materials sent to investors or potential investors.

“Control” — means the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with such Adviser. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per cent of the voting securities of a company shall be presumed to control such company.

“Covered Security” — means any security as defined in Section 202 (a)(18) under the Advisers Act, but excluding (a) direct obligations of the U.S. Government, (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end investment companies (money market funds or mutual funds) not advised or sub-advised by the Adviser or an affiliate...

“Employee” - means any officer or employee of the Adviser, including independent contractors, consultants and temporary personnel employed by the Adviser longer than one month..

“Initial Public Offering” — means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, immediately before the registration.

“Investment Personnel” or “Investment Person” - means (a) any Employee, or any employee of the Adviser that has a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Advisory Client; or (b) any natural person who controls the Adviser and who obtains information concerning recommendations made to an Advisory Client regarding the purchase or sale of securities.

“Limited Offering” - means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Sections 4(2), 4(6) or Rules 504, 505, or 506 under the Securities Act.

“Portfolio Manager” — means those Employees authorized to make investment decisions on behalf of an Advisory Client.

“Security held” or “to be Acquired” — means any Covered Security or any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security that, within the most recent 15 days (i) is or has been held by an Advisory Client in an account managed by the Adviser, or (ii) is being considered by an Advisory Client or by the Adviser for purchase by an Advisory Client.

“Supervised Person” — means all officers, directors, employees of the Adviser, persons who have access to non-public information regarding Advisory Client purchases and sales of securities or any person providing investment advice on behalf of the Adviser that is subject to the supervision and control of the Adviser, as well as any temporary personnel working with such persons in the Adviser’s offices (such as independent contractors or consultants), all Access Persons, Investment Persons, Portfolio Managers and any other persons designated by the Compliance Officer.

III.IX. Legal Requirement

Rule 204A-1 of the Advisers Act requires each Supervised Person to report to the Compliance Officer their respective:

1.              Annual holdings, and

2.              Quarterly transaction reports.

Rule 204A-1 also requires all Supervised Persons to comply with all applicable Federal securities laws, and to promptly report any violation of this Code to the Compliance Officer or his or her designee.

IV.X.  General Principles

Who is Covered by These Requirements?

All Supervised Persons (for purposes of this Section IV, the term “Supervised Person” includes all Access Persons, Investment Persons and Portfolio Manager) of the Adviser and members of their immediate families who reside in their household are subject to the Adviser’s policies and procedures on personal securities transactions. Also covered are all securities and accounts in which a Supervised Person has beneficial ownership.

Pre-Clearance. All Supervised Persons which includes all Access Persons. Investment Persons and Portfolio Managers must obtain approval for each personal securities transaction from the Compliance Officer or his or her designee prior to executing the personal trade.

The Adviser and its Supervised Persons including each of its Access Persons, Investment Persons and Portfolio Manager will be governed by the following principles:

1.                   No Supervised Person will engage in any act, practice or course of conduct that would violate the provisions of Rule 204(A)-l.

2.                   The interests of the Adviser’s Advisory Clients are paramount and come before the interests of any Supervised Person.

3.                   Personal investing activities of all Supervised Persons will be conducted in a manner that will avoid actual or potential conflicts of interest with the Adviser’s Advisory Clients.

4.                   Supervised Persons will not use such employment positions, or any investment opportunities presented by virtue of such employment positions, to the detriment of the Adviser’s Advisory Clients.

5.                   Supervised Persons may not use proprietary information for their own benefit or for the benefit of any party other than the Advisory Client. Failure to maintain the confidentiality of this information may have serious detrimental consequences for the Adviser, its Advisory Clients and the individual who breached the confidence.

In addition to any restrictions set forth herein, as a subsidiary of Stifel Financial Corp., no Supervised Person may transact in any security that is then listed on the Stifel Financial — Capital Markets Daily Restricted List as provided by Compliance on a daily basis.

V.XI. Substantive Restrictions

The price paid or received by an Advisory Client for any Covered Security should not be affected by the buying or selling of an interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

A. No Access Person may buy or sell a Covered Security within one business day before or after such Advisory Client trades in the Covered Security.

B. An Investment Person or Portfolio Manager may not buy or sell a Covered Security within seven calendar days before or after such Advisory Client trades in the Covered Security. In furtherance of this restriction, an Investment Person or Portfolio Manager is prohibited from purchasing any Covered Security that is held in an Advisory Client portfolio. An Investment Person or Portfolio Manager is permitted to maintain any positions he or she may have in any Covered Security that is held in an Advisory Client portfolio as of the date of this Code amendment. An Investment Person or Portfolio Manager may sell his or her position in a Covered Security that is held in an Advisory Client portfolio pursuant to this Sub-Section B or earlier pursuant to Sub-Section G below.

C. Access Persons are prohibited from effecting personal securities transactions involving a Covered Security on a day that any Advisory Client has a pending buy or sell order in that same Covered Security.

D. Notwithstanding A, B and C above, an Access Person may sell a Covered Security the same day such client sells said Covered Security, provided that such client’s order to sell Covered Security is fully executed and such client is no longer a position holder of said Covered Security.

E. The foregoing restrictions will not apply to the following transactions unless the Compliance Officer determines that such transactions violate the General Principles of this Code:

1.         Reinvestment of dividends pursuant to a plan;

2.         Transactions in accounts as to which an Access Person has no investment control;

3.         Transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following that are unaffiliated with the Adviser: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

a.         The terms of the account agreement (“Agreement”) must be in writing and filed with the Compliance Officer prior to any transactions;

b.         Any amendment to such Agreement must be filed with the Compliance Officer prior to its effective date; and

c.          Such Agreement must require the account manager to comply with the reporting provisions of Section VI of this Code.

F. All Covered Securities must be held for 10 days unless the security is down 10% from the purchase price.

G. The Compliance Officer, at his or her discretion, reserves the right to waive the foregoing restrictions in sub-paragraphs A, B, C and E so long as such waiver does not violate the spirit of this Code.

No Supervised Person including any Investment Person or Portfolio Manager may, without first obtaining approval from the Compliance Officer, directly or indirectly acquire Beneficial Ownership of any securities issued as part of an Initial Public Offering or a Limited Offering. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for an Advisory Client and whether the opportunity is being offered to such Investment Person because of his or her position. Any such Investment Person or Portfolio Manager who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in an Advisory Client’s consideration of an investment in such issuer. Any decision to acquire such issuer’s securities on behalf of an Advisory Client will be subject to review by Investment Persons with no personal interest in the issuer

Supervised Persons including Investment Personnel or Portfolio Manager must not accept gifts, other than de minimis gifts, from persons doing business with or on behalf of the Adviser. In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by FINRA from time to time (which is currently $100).

Any profits derived from securities transactions in violation of paragraphs 1 or 2 of this Section V, will be forfeited and donated to a charity designated by the Adviser. Gifts accepted in violation of paragraph 3 of this Section V will be forfeited, if practicable, and/or dealt with in any manner determined appropriate by the Compliance Officer.

VI.XII. Preclearance and Reporting.

Preclearance. Each Access Person will obtain pre-clearance from the Compliance Officer for all personal securities transactions in Covered Securities. However, acquisition of ownership interests in any Stifel Financial (SF) affiliates acquired as part of or pursuant to such person’s employment terms does not need to be pre-cleared. Once obtained, pre-clearance approvals are valid only for the day on which such preclearance is granted and are effective until no later than the 4:00 pm close of the New York Stock Exchange on such day. Access Persons are required to pre-clear their trades through EQube.

1. Private investments by Supervised Persons may only be made with the prior consent of the Compliance Officer. Private investments include, but are not limited to, hedge funds and any private business investment, including family businesses in which such Supervised Persons acquire equity, make a loan or execute a promissory note. Access Persons should pre-clear private investments through EQube.

2. Initial Holdings Report. Within 10 days of commencement of employment with the Adviser or otherwise assuming the status of an “Access Person,” and annually thereafter, each Access Person will disclose in writing, in a form acceptable to the Compliance Officer, all direct or indirect Beneficial Ownership interests of such Access Person in Covered Securities. A form of this report is attached hereto as Exhibit A. Information to be reported includes:

A.  title, number of shares, symbol/cusip, type of security and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership interest when the person became an Access Person;

B.  name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

C.  the date the report is submitted by the Access Person.

3. Confirmations and Statements. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest will arrange for his broker to mail or furnish directly to the Adviser’s compliance department, at the same time they are mailed or furnished to such Access Person, (a) duplicate copies of such brokers’ advice covering each transaction in Covered Securities in such account and (b) copies of periodic statements with respect to the account. A sample letter is attached hereto as Exhibit B.

4. Quarterly Transaction Report. Unless the following information would duplicate information provided pursuant to paragraph 3, above, each Access Person will report to the Compliance Officer within 30 days of the end of each calendar quarter the information listed below (a form of which is attached hereto as Exhibit C):

A. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1)    the date of the transaction, the title, ticker/cusip, type of security, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2)    the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)    the price of the Covered Security at which the transaction was effected;

(4)    the name of the broker, dealer or bank with or through which the transaction was effected; and

(5)    the date that the report is submitted by the Access Person.

B. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1)                   the name of the broker, dealer or bank with whom the Access Person established the account;

(2)                   the date the account was established; and

(3)                   the date that the report is submitted by the Access Person.

C. The information required in sub-paragraphs (A) and (B) above for any of the following persons who obtain information concerning securities recommendations being made by the Adviser prior to the effective date of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to the Adviser, and (ii) any affiliated person (as defined in Section 2(a)(3) of the Securities Act) of such controlling person.

D. A quarterly certification which reports:

(1)    Every gift of securities received during the calendar quarter.

(2)    Every private placement transaction in which they participated during the calendar quarter.

5. Annual Holdings Report. Each Access Person will report annually, within 30 days of the close of each calendar year, the following information, which must be current as of December 31 of such year (a form of this report is attached hereto as Exhibit A):

A.       The title, symbol/cusip, type of security, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

B.       The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

C.       The date the report is submitted.

6. Exceptions from Reporting Requirements. A person need not submit reports pursuant to this Section VI with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control, or with respect to any equity interest in SF or its affiliates acquired as part of or pursuant to such person’s employment terms.

7. Notification and Annual Assurances. Promptly after the adoption of this Code, or promptly after a person becomes an Access Person, the Compliance Officer will notify each Access Person that he or she is subject to the reporting requirements of this Code, and will deliver a copy of this Code to each Access Person. The Compliance Officer will obtain annually written assurances from each Access Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements. A sample form is attached hereto as Exhibit E.

8. Disclaimer of Beneficial Ownership. Any report required to be submitted pursuant to this Section VI may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

II.XIII. Monitoring and Enforcement

1.          The Compliance Officer will develop and implement procedures by appropriate management or compliance personnel to review reports submitted pursuant to this Code and for monitoring of personal investment activity by Access Persons that would identify abusive or inappropriate trading patterns or other practices of Access Persons that are otherwise prohibited.

2.          The Adviser treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Adviser may impose penalties or fines, decrease your compensation, demote you, require disgorgement of trading gains, suspend or terminate your employment, or any combination of the foregoing.

3.          Improper trading activity can constitute a violation of this Code. You can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts.

4.          Each Employee is required to report any violations of this Code promptly to the Compliance Officer or his or her designee.

II.XIV. Reports to Advisory Client Board

1. The Adviser will report in writing to the board of directors/trustees of a registered investment company at least annually regarding the following matters if not previously reported.

A.  Issues arising under the Code, including material violations of the Code, violations that, in the aggregate, are material, and any sanctions imposed;

B.  Significant conflicts of interest involving the personal investment policies of the Adviser even if they do not involve a violation of the Code; and

C.  The results of monitoring the personal investment activities of Access Persons in accordance with the procedures referred to in Section VII hereof.

Each such report will certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

IX.XV. Record Keeping

1. The Adviser will maintain the following records at its principal offices:

A.  The Code, any amendments hereto, any related procedures, and any other code that has been in effect during the past five years will be maintained in an easily accessible place;

B.  A record of any violation of the Code and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

C.  A copy of each report under the Code by (or duplicate brokers’ advice and periodic statements for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

D.  A record of all persons, currently or within the past five years, who are or were required to make or to review reports under Section VI, to be maintained in an easily accessible place;

E.   A copy of each report under Section VIII to an advisory client board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

F.    A record of any decision, and the reasons supporting the decision, to approve an acquisition by an Investment Person of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

X.XVI.  Schedule I — “Access Persons”

TIMBERLINE ASSET MANAGEMENT LLC

“ACCESS PERSONS” LIST

August26, 2013

Below are the individuals subject to the Adviser’s Code of Ethics:

Name	Access Level

Thomas Weisel	SP/AP/D
Paul Slivon	SP/AP/D/O
Mark Fisher	SP/AP/O
Michael Chien	SP/AP/O
Kenneth Korngiebel, CFA	SP/AP/PM/IP/D/O
Baiba McGibben	SP/AP
Michael O’Leary	SP/AP
Cindi Perez	SP/AP/O
Theodore Wendell, CFA	SP/AP/IP/PM
J. Michael Kosicki, CFA	SP/AP/IP/PM
John Y. Liu, CFA	SP/AP/IP/PM
Jeffrey Yamin	SP/AP/IP/PM
Jane Keating	SP/AP
Richard Mettler	SP/AP
Rita Kazembe	SP/AP/O
Amy Kaspar	SP/AP
Christina Hannah	SP/AP
Ashlee Sheppard	SP/AP

Abbreviations

D                        Member, Board of Managers

SP                   Supervised Person

AP                 Access Person

PM              Portfolio Manager

IP                     Investment Person or Investment Personnel

O                        Executive officer

XVII. Schedule II — Affiliated Funds

Name of Firm/Affiliate	Name Fund	Symbols
Timberline	• Timberline Small Cap Growth	• SGWAX; SGWYX; SGRIX
	Fund	• MSGSX; MSCYX; MSGLX;
• MassMutual Select Small Cap
	Growth Equity Fund	MMGEX; MSGNX; MSGZX

	• MassMutual Select Small	• MSCSX; MMCYX; MMCLX;
	Company Growth Fund	MRWAX; MMCNX

	• SEI Small Cap Growth Fund	• SSCGX

	• SEI Small Mid/Cap Equity Fund	• SSMAX

Choice Financial/EquityCompass	• Quality Dividend Fund	• QDVAX; QDVCX; QDVIX

	• Buyback Strategy Fund	• BUYAX; BUYCX; BUYIX

Zeigler Capital Management	• Ziegler Capital Management	• ZLSCX; ZLSIX
	Long/Short Credit Fund	• ADJEX

• Azzad Ethical Fund

	• Nationwide Ziegler Equity	• NWGYX; NWGZX; NWJAX
	Income Fund	• NWJBX; NWJCX; NWJEX,

• Nationwide Ziegler NYSE Arca
	Tech 100 Index Fund	NWJFX

And any other open-end investment company that is managed and/or sub-advised by the firm or any of its affiliates.

.XVIII. Exhibit A: Initial/Annual Securities Holding Report

TIMBERLINE ASSET MANAGEMENT LLC

(the “Adviser”)

This form must be completed by each Access Person within 10 days of becoming an Access Person and within 30 days after the end of each calendar year thereafter.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

Security Name	Symbol/CUSIP	Type of Security	No. of Shares	Principal Amount	Broker/ Dealer or Bank Through Whom Account is Held

The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Covered Securities, (iii) excludes interests in Stifel Financial Corp. and its affiliates acquired as part of or pursuant to my employment terms, and (iv) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Covered Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:

Dated:	Signature:
Name:

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II.XIX. Exhibit B: Sample Letter to Send to Your Broker to Request Duplicate Account Information

Date

Broker Dealer Name

Address

Re: Request for Duplicate Confirmations and Statements

Please be advised that I am currently an employee of Timberline Asset Management LLC, an SEC registered investment adviser and affiliated firm of Stifel Financial Corp. (“the Firm”). I have disclosed to the Firm the maintenance of an employee or employee-related brokerage account(s) with your company. The account(s) have been approved in accordance with NASD Conduct Rule 3050 and NYSE Rule 407 as follows:

Account Number	Account Name

Account Number	Account Name

With respect to such account(s), I ask that you forward duplicates of all confirmation and monthly or quarterly account statements pursuant to SEC Rule 204A-1 under the Investment Advisers Act of 1940 to:

Ms. AmyKaspar

Stifel Financial Corp.

One Financial Plaza

501 N. Broadway St.

Louis, MO 63102

This letter shall also serve as notice that I have consented to the mailing of duplicate confirmations and statements to the Firm as instructed above. Should you have any questions or require any additional information, please do not hesitate to contact the Firm’s Chief Compliance Officer, NAME at (XXX) -YYY-ZZZZ.

Thank you,

Signature

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IV.XX. Exhibit C: Quarterly Securities Transaction Report

TIMBERLINE ASSET MANAGEMENT LLC
QUARTERLY SECURITIES TRANSACTION REPORT

FOR THE CALENDAR QUARTER ENDED

This form must be completed by each Access Person within 30 days of the end of each calendar quarter.

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership:

SecurityName & Symbol/CUSIP	Type of Security	Date of Transaction	No. of Shares or Principal Amount	Interest Rate and Maturity Date	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

☐ Please check box if you did not have a reportable transaction for this reporting quarter.

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, (iii) excludes interests in Stifel Financial Corp. and its affiliates acquired as part of or pursuant to my employment terms, and (iv) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered

Name of Broker, Dealer or Bank	Date Account Established

Covered Securities) were held for my direct or indirect benefit:

Dated:	Signature:

Name:

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V.XXI. Exhibit D: Certificate of Compliance

TIMBERLINE ASSET MANAGEMENT LLC
(THE “ADVISER”)

CERTIFICATION OF COMPLIANCE

This form must be completed by each Access Person within 10 days of becoming an Access Person, within 10 days after the distribution of every revised Code and within 30 days after the end of each calendar year thereafter.

I hereby acknowledge receipt of the Code of Ethics (the “Code”) applicable to the Adviser. I hereby certify that I (i) recently have read/re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

Name:
(Please print or type clearly)

Signature:

Date:

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I.XXII. Exhibit E: Request for Approval of Outside Private Investments & Employment Activities

TIMBERLINE ASSET MANAGEMENT LLC

(THE “COMPANY”)

REQUEST FOR APPROVAL OF OUTSIDE PRIVATE INVESTMENTS & EMPLOYMENT ACTIVITIES

This form must be completed and approved prior to the employee engaging in any outside private investment business activity. An employee desiring permission to be involved in a private investment/business activity outside of the Company must complete this form and obtain initial approval from their immediate supervisor and final approval/denial from the Compliance Department.

GENERAL INFORMATION

Details regarding my request for approval to engage in an outside private investment and/or business activity are as follows:

Name of Investment/Business:

Nature of Investment/Business:

Amount to be invested/compensation to be received:

TO BE COMPLETED FOR OUTSIDE EMPLOYMENT(1)

Duties in connection with the business:

Will you have any position as a company officer or director?                    YES                NO

Amount of time to be spent:

TO BE COMPLETED FOR OUTSIDE PRIVATE INVESTMENTS(2)

Do you have any discretionary/trading authority over the funds being invested? YES            NO

(If “yes,” explain your authority in detail)

(1) Outside activities must not interfere with your ability to perform your duties with us and must not be conducted on firm premises. Additionally, firm stationary, equipment, and marketing materials must not be used in connection with any outside business.

(2) Any investment in a private company must be initially presented to Legal to determine whether the firm would be interested in participating in such investment.

4/2/12

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Are any of the participants clients of the firm or any of its affiliates?       YES                NO

(If “yes,” explain your relationship to these clients)

If this is an investment in a private company, has it been presented to Legal? YES      NO

EMPLOYEE	SUPERVISOR APPROVAL

Name:	Name:
(Please Print)	(Please Print)

Title:	Title:

Department:	Department:

Signature:	Signature:

COMPLIANCE APPROVAL

Name:

(Please Print)

Title:

Signature:

Date:

Reasons For Approval or Denial (Must be Completed By Compliance Officer Reviewing Transaction):

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